                                                                    EXHIBIT 23.4

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reserve report to the interest of National Energy Group, Inc. dated March 1, 1995, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as well as in the Notes to the Consolidated Financial Statements of the Company in such Annual Report. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                              ROEBUCK ASSOCIATES, INC.


                                              By: /s/ Field Roebuck
                                                 ------------------------------
                                                  Field Roebuck
                                                  President

Dallas, Texas
November 24, 1997